140105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20170409349-39
Secretary of State	Filing Date and Time: 09/27/2017 9:56 AM
State of Nevada	Entity Number: E0206992014-5

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.**

HUI YING FINANCIAL HOLDINGS CORPORATION
Name of **merging** entity

NEVADA
Jurisdiction

CORPORATION
Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

and,

SINO FORTUNE HOLDING CORPORATION
Name of **surviving** entity

NEVADA
Jurisdiction

CORPORATION
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

☐ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a) Owner's approval was not required from

HUI YING FINANCIAL HOLDINGS CORPORATION
Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

SINO FORTUNE HOLDING CORPORATION
Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

☒ (a) The entire plan of merger is attached;

or,

☐ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: **Time:**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

HUI YING FINANCIAL HOLDINGS CORPORATION
Name of **merging** entity

X [signature] DIRECTOR
Signature Title Date

Name of **merging** entity

X
Signature Title Date

Name of **merging** entity

X
Signature Title Date

Name of **merging** entity

X
Signature Title Date

and,

SINO FORTUNE HOLDING CORPORATION
Name of **surviving** entity

X [signature]
Signature Title Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

Certified Copy

September 29, 2017

Job Number:	C20170929-1630
Reference Number:	00010763556-93
Expedite:	
Through Date:	

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20170414532-79	Certificate of Correction	1 Pages/1 Copies
00010763603-76	Miscellaneous	2 Pages/1 Copies

Respectfully,

Barbara K. Cegavske
Secretary of State

Certified By: Angela Warwick
Certificate Number: C20170929-1630
You may verify this certificate
online at **http://www.nvsos.gov/**

090403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	**20170414532-79**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **09/29/2017 11:27 AM**
	Entity Number **E0206992014-5**

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

SINO FORTUNE HOLDING CORPORATION

2. Description of the original document for which correction is being made:

ARTICLES OF MERGER

3. Filing date of the original document for which correction is being made: 09/27/2017

4. Description of the inaccuracy or defect:

ARTICLE 5 is missing the name change

5. Correction of the inaccuracy or defect:

ARTICLE 5
Pursuant to NRS 92A.180, the Articles of the Company shall be amended to change the name of the Company from "Sino Fortune Holding Corporation" to "Hui Ying Financial Holdings Corporation"

6. Signature:

X [signature]

Authorized Signature

Chief Executive Officer
Title

9/29/2017
Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

BRIAN SANDOVAL
Governor

STATE OF NEVADA
DEPARTMENT OF BUSINESS AND INDUSTR[Y]
DIVISION OF MORTGAGE LENDING
3300 West Sahara Avenue, Suite 285
Las Vegas, NV 89102
(702) 486-0782 Fax (702) 486-0785
www.mld.nv.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	00010763603-76
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 09/29/2017 11:27 AM
	Entity Number E0206992014-5

CATHY SHEEHY
Commissioner

September 19, 2017

James Zhang
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154

Dear Mr. Zhang:

The Division of Mortgage Lending is in receipt of your request for permission to file as Hui Ying Financial Holdings Corporation with the Nevada Secretary of State. On condition your company does not conduct any licensable mortgage broker, mortgage banker, escrow agency or loan modification/foreclosure consultant activity pursuant to NRS Chapters 645B, 645E, 645F, and 645A respectfully, pursuant to Chapter 78 of the NRS the Division grants approval to pursue filing with the Nevada Secretary of State's Office as Hui Ying Financial Holdings Corporation.

Please be advised if Hui Ying Financial Holdings Corporation conducts any activity consistent with the above-referenced NRS 645 chapters, a license is required. Conducting unlicensed activity in Nevada is subject to administrative action and/or fines.

Please also be advised that this approval to file should not be construed as an approval of other licensing requirements, as the case may be, by the State of Nevada.

Sincerely,

Kelley Railey (signature)

Kelley Railey
Administrative Assistant II

Enclosure

State of Nevada
DEPARTMENT OF BUSINESS & INDUSTRY
Division of Mortgage Lending
3300 West Sahara Avenue, Suite 285
Las Vegas, NV 89102
(702) 486-0782 Fax (702) 486-0785

DATE: September 19, 2017

TO: Secretary of State, Corporation Division

FROM: Kelley Railey, Administrative Assistant II

RE: Hui Ying Financial Holdings Corporation

****

The Division of Mortgage Lending is in receipt of a request for permission to file as Hui Ying Financial Holdings Corporation with the Nevada Secretary of State. As applicable, and pursuant to Chapter 78 of the NRS, the Division has no objection to this firm filing their corporate name or their business purpose utilizing the word "financial" or "mortgage".

Kelley Railey

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

HUI YING FINANCIAL HOLDINGS CORPORATION

Nevada Business Identification # NV20141268505

Expiration Date: April 30, 2018

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 29, 2017

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.